SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 29, 2004


                             Cox Technologies, Inc.
             (Exact name of registrant as specified in its charter)


        North Carolina                  0-08006                      86-0220617
(State or other jurisdiction of  (Commission Identification No.)  (IRS Employer
        incorporation)                                             File Number)


           69 McAdenville Road, Belmont, North Carolina                 28012
             (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code (704) 825-8146

                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

On January 29, 2004 the Company entered into an Asset Purchase Agreement with Rask Holding ApS, to sell its Vitsab division for $175,000 plus assumed liabilities. The transaction was consummated on the same date. Rask Holding acquired all of the assets associated with the Vitsab division except cash and accounts receivable, and assumed all liabilities associated with the Vitsab division except liabilities associated with a raw material purchase from a specific vendor and for taxes resulting from operations of the Vitsab division prior to January 29, 2004. The cash portion of the purchase price is payable through a promissory note from Rask Holding that is due and payable no later than February 16, 2004. In connection with the Asset Purchase Agreement, the Company and Rask Holding entered into a sublease of the portion of the Company's Belmont, North Carolina location used to operate the Vitsab division. Rask Holding is the owner and operator of the Vitsab European operations and they have distributed the Vitsab product line for the Company for a number of years. Rask Holding will continue the Vitsab operations at their present Belmont, North Carolina location under the sublease.




Cautionary Statement

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the amount of the purchase price as adjusted, approval of the sale by Cox Technologies' shareholders, satisfaction of other closing conditions to the sale, timing of the closing of the sale, approval of the dissolution by the Cox Technologies shareholders and the amount and timing of payments that may be made in the liquidation and dissolution process. These statements are neither promises or guarantees, but involve a number of risks, uncertainties and other factors that may cause actual results to differ materially from those set forth or reflected in the forward-looking statements, including, without limitation: the risk that the sale and/or the dissolution may not be consummated in a timely manner, on the terms described above, or at all; the discretion of the Cox Technologies' shareholders in approving the sale and/or the dissolution; changes in the value of the assets and liabilities transferred to Sensitech and retained by Cox Technologies; performance of the business of Cox Technologies prior to the closing of the sale; delays in distributions to Cox Technologies shareholders and reduced distributions due to unexpected liabilities and the inability to settle obligations to creditors; delays in distributions due to the timing of sales of non-cash assets, claim settlements with creditors and the amounts paid out under warranty claims. Readers are cautioned not to place undue reliance on these forward-looking statements, which address the conditions as they are found on the date of this report.


Item 7.  Financial Statements and Exhibits.

a. Not applicable.

b. Not applicable.

c. Exhibits.

     None




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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COX TECHNOLOGIES, INC.
                                            a North Carolina corporation



Dated:   February 2, 2004                   By: /s/ Kurt C. Reid
                                                ----------------
                                                Co-Chief Executive Officer